EXHIBIT 2.3

HSUN CHIEH SHARE PURCHASE AGREEMENT

     THIS HSUN CHIEH SHARE PURCHASE AGREEMENT is made and entered into as of this 11th day of January 2005 by and between:

     TRIDENT MICROSYSTEMS (FAR EAST) LTD., a Cayman Islands, B.W.I. corporation, with an office at Ugland House, South Church Street, Grand Cayman, Cayman Islands, B.W.I (hereinafter referred to as “Buyer”); and

     HSUN CHIEH INVESTMENT CORP. LTD., a corporation organized and existing under the laws of the Republic of China (“ROC”), whose registered office is at 2F, 76, Tun Hwa South Road Section 2, Taipei, Taiwan, ROC, ( “Seller”).

Buyer and Seller will hereinafter collectively be referred to as the “Parties”.

     WHEREAS, Buyer is a wholly owned subsidiary of Trident Microsystems, Inc. (“TMI”).

     WHEREAS, Seller owns shares of Common Stock of Trident Technologies, Inc. (“TTI” or the “Company”).

     WHEREAS, Seller desires to sell and Buyer and/or its designees desire to purchase 650,000 shares of Common Stock of TTI upon the terms and conditions set forth herein (the “Transaction”);

     WHEREAS, concurrently with the execution of this Agreement and as a condition to Buyer’s obligation to purchase the Shares (as defined below), TMI and Seller shall enter into an agreement pursuant to which Seller agrees to purchase from TMI shares of capital stock of TMI for an amount equal to the Aggregate Purchase Price (as defined below) of the Shares (the “Hsun Chieh TMI Purchase Agreement”).

     WHEREAS, concurrently with the execution of this Agreement, Buyer and Fortune Venture Capital Corporation (“Fortune Venture”), an affiliate of Seller, shall enter into an agreement pursuant to which Buyer shall purchase 1,550,000 shares of TTI held Fortune Venture (the “Share Purchase Agreement”).

     WHEREAS, concurrently with the execution of this Agreement, TMI and Fortune Venture shall enter into an agreement pursuant to which Fortune Venture shall purchase shares of TMI (the “TMI Purchase Agreement”).

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby agree as follows:

Article 1. Purchase of Shares

1.1	Upon the terms and conditions set forth herein and in reliance upon the representations and warranties set forth in Article 3 hereof, Seller agrees to sell six hundred fifty thousand (650,000) shares of the Company’s common stock (the “Shares”) for sale to Buyer and its designees (the “Designees”) and Buyer and Designees agree to purchase the Shares. The purchase price per Share shall be an amount equal to the quotient of (a) the closing price of one share of Common Stock of TMI as of January 4, 2005 and (b) five (5) (the “Purchase Price”). The aggregate purchase price for the Shares shall equal the product of (i) the total number of Shares and (ii) the Purchase Price (the “Aggregate Purchase Price”).

1.2	The closing of the Transaction contemplated by this Agreement (the “Closing”) shall take place at at the offices of Seller, on the third day after the conditions set forth in Article 2 have been satisfied or any other date agreed upon by both parties (the “Closing Date”).

1.3	Except as otherwise provided in this Agreement, all taxes and fees of the parties hereto in connection with the Transactions, including but not limited to securities transaction tax, contemplated hereby and thereby, shall be paid by Seller; provided that Seller agrees that Buyer will withhold the securities transaction tax accrued as a result of the sales from the Aggregate Purchase Price and pay to the competent authorities.

1.4	At the Closing:

(1)	Seller will deliver to Buyer: (a) certificates representing the Shares, duly endorsed for transfer to Buyer, and (b) a certificate executed by the Seller representing and warranting to Buyer that each of Seller’s representations and warranties in this Agreement is accurate in all respects as of the Closing Date.

(2)	Buyer and Designees will deliver to Seller: (a) the portion of the Aggregate Purchase Price purchased by it either by (i) check or postal, telegraphic or express money order payable to Seller or (ii) by wire transfer of funds to the account designated by Seller, and (b) a certificate executed by Buyer to the effect that each of Buyer’s representations and warranties in this Agreement is accurate in all respects as of the Closing Date.

Article 2. Conditions Precedent

2.1	The Parties’ respective obligations to (i) sell and purchase the Shares, and (ii) proceed with the Transaction shall be subject to the satisfaction of the following conditions precedent:

(1)	All the corporate approvals to enable the Parties (to the extent applicable to Seller and/or Buyer) to lawfully conclude the Transaction shall have been duly obtained,

including but not limited to approval by the stockholders of TMI of the Transaction;

(2)	Buyer has received approval from the Investment Commission, Ministry of Economic Affairs of the ROC, to buy the Shares; and

(3)	The representations and warranties stipulated in Article 3 of this Agreement are correct as of the date on which this Agreement is executed and the Closing Date; and

(4)	Buyer and Seller shall have entered into the Hsun Chieh TMI Purchase Agreement and there shall be no remaining conditions precedent to the closing of such agreement.

(5)	Buyer and Fortune Venture shall have entered into the Share Purchase Agreement and TMI and Fortune Venture shall have entered into the TMI Purchase Agreement and there shall be no remaining conditions precedent to the closing of such agreements.

Article 3. Representations and Warranties

3.1	Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

3.1.1	Seller is a company duly organized and validly existing under the laws of the jurisdiction in which it is incorporated and has the requisite power and authority to, and has been duly authorized by all necessary corporate action to, execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby;

3.1.2	This Agreement constitutes a valid and binding obligation on Seller, enforceable in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the sale or delivery of the Shares shall (i) violate Seller’s Articles of Incorporation, (ii) be subject to the grant of those consents or approvals as mentioned in Article 2, violate in any material respect any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Seller or (iii) require any government or regulatory approvals (except for those already obtained or specified in Article 2);

3.1.3	Seller owns lawful title to the Shares, and upon delivery to Buyer of the Shares and payment of the Aggregate Purchase Price by Buyer as herein provided, Seller will convey good and marketable title to the Shares free and clear of any liens, encumbrances, restrictions or pre-emptive or third-party’s right.

3.1.4	Neither Seller nor an affiliate of Seller owns shares or other securities of TTI other than Seller’s ownership of the Shares and other than certain shares of TTI being sold to Buyer by Fortune Venture pursuant to the Share Purchase Agreement.

3.2	Buyer hereby represents and warrants to Seller as of the date hereof and as of the Transaction Date that:

3.2.1	it is a company duly organized and validly existing under the laws of the jurisdiction in which it is incorporated and has the requisite power and authority to, and has been duly authorized by all necessary corporate action to, execute and deliver the Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and

3.2.2	this Agreement constitutes a valid and binding obligation on Buyer, enforceable in accordance with its terms. Neither the execution, delivery or performance of this Agreement, nor the purchase of the Shares shall (i) violate Buyer’s Articles of Incorporation or (ii) subject to the grant of those consents or approvals as mentioned in Article 2, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Buyer, or (iii) require any government or regulatory approvals (except for those specified in Article 2).

Article 4. Cooperative Efforts

4.1	Each Party shall use its commercially reasonable efforts to apply, as soon as practicable after the signing of this Agreement, for all necessary government approvals and consents to enable such Party to conclude the transactions contemplated herein, and each Party shall use its commercially reasonable efforts to assist the other Party in obtaining such approvals and consents.

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Article 5. General Provisions

5.1	Headings. The headings of clauses in this Agreement are provided for convenience only and will not affect its construction or interpretations.

5.2	Severability. In the event any provision or part of this Agreement shall be held to be invalid or unenforceable according to its terms by any court or tribunal having jurisdiction over Parties, such holding shall not affect the validity of the other provisions of this Agreement and all other provisions of this Agreement as between Parties shall remain in effect notwithstanding the invalidity of any such provision.

5.3	Governing Law and Jurisdiction. The interpretation, validity, construction, performance and enforceability of this Agreement shall be governed by the laws of the Republic of China. The parties irrevocably agrees that any legal action or proceeding arising our of or relating to this Agreement shall be brought to the Taipei District Court and irrevocably submits to the non-exclusive jurisdiction of such courts.

5.4	Assignment. This Agreement shall not be assigned or transferred in whole or in part by any Party without the prior written consent of the other Party. Any attempted assignment in contravention of this Agreement shall be void and of no effect.

5.5	Entire Agreement. Except as contemplated in this Agreement, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, with respect to the subject matter hereof.

5.6	Amendment. No amendment to this Agreement shall be valid unless made in writing and signed by the Parties.

5.7	Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by courier, or on the day of transmission (or, if not sent on a business day, on the first business day after transmission) if sent by confirmed facsimile transmission, or seven (7) days after deposit in the international airmail, by registered mail, postage prepaid, addressed (i) if to the Seller, as set forth below Seller’s name on the signature page of this Agreement, and (ii) if to Buyer, at Buyer’s address as set forth below Buyer’s name on the signature page of this Agreement, or at such other address as Seller or Buyer may designate by written notice to the other Party.

5.8	Announcement. Unless required by any applicable laws or regulations, each Party shall maintain as confidential, and shall not disclose to any person (other than their respective legal advisors) the terms of the Transaction, the terms of this Agreement, or the transactions or arrangements hereby contemplated or herein referred to or any matter ancillary hereto or thereto, without the other Party’s prior written consent.

5.9	Further Assurance and Assistance. Seller shall execute and perform all such further documents and acts as Buyer may reasonably require effectively to constitute Buyer and/or its designated affiliate(s) the registered owner(s) of the Shares free from all charges, liens, encumbrances, equities and other adverse claims and interests and with all rights attaching thereto.

5.10	Expenses. Each Party shall pay its own costs and disbursements of and incidental to this Agreement provided that if any other Party intentionally and willfully breaches this Agreement, the non-breaching Party shall be indemnified by the breaching Party for all costs and disbursements related to this Agreement.

IN WITNESS WHEREOF, Parties hereto have caused this Agreement to be executed as of the date and year first written above.

TRIDENT MICROSYSTEMS (FAR EAST) LTD. (Buyer)

/s/ Frank Lin

Name: Frank Lin
Title: President and CEO
Address: 1090 East Arques Avenue, Sunnyvale, CA 94085

HSUN CHIEH INVESTMENT CORP. LTD. (Seller)

/s/ Robert Tsao

Name: Robert Tsao
Title: Chairman
Address: 2F, 76, Tun Hwa South Road Section 2,
Taipei, Taiwan, ROC

HSUN CHIEH SHARE PURCHASE AGREEMENT
– AMENDMENT

     THIS HSUN CHIEH SHARE PURCHASE AGREEMENT – AMENDMENT is made and entered into as of this 7th day of March 2005 by and between:

     TRIDENT MICROSYSTEMS (FAR EAST) LTD., a Cayman Islands, B.W.I. corporation, with an office at Ugland House, South Church Street, Grand Cayman, Cayman Islands, B.W.I (hereinafter referred to as “Buyer”); and

     HSUN CHIEH INVESTMENT CORP. LTD., a corporation organized and existing under the laws of the Republic of China (“ROC”), whose registered office is at 2F, 76, Tun Hwa South Road Section 2, Taipei, Taiwan, ROC, ( “Seller”).

Buyer and Seller will hereinafter collectively be referred to as the “Parties”.

     WHEREAS, the Parties executed and entered into the Hsun Chieh Share Purchase Agreement (the “Hsun Chieh Share Purchase Agreement”) on 11th day of January 2005 under which Seller agrees to sell and Buyer and/or its designees agree, subject to the terms and conditions set forth therein, to purchase 650,000 shares of common stock of Trident Technologies, Inc. (“TTI”) and both Parties hereby agree to amend certain terms and conditions of the Share Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby agree as follows:

Article 1. Purchase of Shares

1.1	The Section 1.3 of the Hsun Chieh Share Purchase Agreement shall be amended to the following: “Except as otherwise provided in this Agreement, all taxes and fees of the parties hereto in connection with the Transactions, including but not limited to securities transaction tax, contemplated hereby and thereby, shall be paid by Seller”.

Article 2. General Provisions

2.1	Headings. The headings of clauses in this Agreement are provided for convenience only and will not affect its construction or interpretations.

2.2	Governing Law and Jurisdiction. The interpretation, validity, construction, performance and enforceability of this Agreement shall be governed by the laws of the Republic of China. The parties irrevocably agrees that any legal action or proceeding arising our of or relating to this Agreement shall be brought to the Taipei District Court and irrevocably submits to the non-exclusive jurisdiction of such courts.

2.3	Assignment. This Agreement shall not be assigned or transferred in whole or in part by any Party without the prior written consent of the other Party. Any attempted assignment in contravention of this Agreement shall be void and of no effect.

2.4	Entire Agreement. Except as contemplated in this Agreement, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, with respect to the subject matter hereof.

2.5	Effectiveness. This Amendment shall take effective immediately upon the execution of both Parties.

2.6	Amendment. No amendment to this Agreement shall be valid unless made in writing and signed by the Parties.

2.7	Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by courier, or on the day of transmission (or, if not sent on a business day, on the first business day after transmission) if sent by confirmed facsimile transmission, or seven (7) days after deposit in the international airmail, by registered mail, postage prepaid, addressed (i) if to the Seller, as set forth below Seller’s name on the signature page of this Agreement, and (ii) if to Buyer, at Buyer’s address as set forth below Buyer’s name on the signature page of this Agreement, or at such other address as Seller or Buyer may designate by written notice to the other Party.

2.8	Announcement. Unless required by any applicable laws or regulations, each Party shall maintain as confidential, and shall not disclose to any person (other than their respective legal advisors) the terms of this Amendment.

IN WITNESS WHEREOF, Parties hereto have caused this Amendment to be executed as of the date and year first written above.

TRIDENT MICROSYSTEMS (FAR EAST) LTD. (Buyer)

/s/ Frank Lin

Name: Frank Lin
Title: President and CEO
Address: 1090 East Arques Avenue, Sunnyvale, CA 94085

HSUN CHIEH INVESTMENT CORP. LTD. (Seller)

/s/ Robert Tsao

Name: Robert Tsao
Title: Chairman
Address: 2F, 76, Tun Hwa South Road Section 2,
Taipei, Taiwan, ROC